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                                                                     EXHIBIT 4.8

                          FIFTH SUPPLEMENTAL INDENTURE

      THIS FIFTH SUPPLEMENTAL INDENTURE (this "Fifth Supplemental Indenture"), dated as of [______________], 2005, is supplemental to the Indenture, dated as of October 31, 1997 (as amended through the date hereof, the "Indenture"), among NET SUL COMUNICACOES LTDA., a sociedade limitada organized under the laws of Brazil (formerly known as Net Sul Comunicacoes S.A. and Net Sul TV a Cabo e Participacoes Ltda.) (the "Company"), having its principal office at Rua Verbo Divino, 1356, Sao Paulo-SP, 04719-002, Brazil and each of the Guarantors party thereto (each a "Guarantor", and, collectively, the "Guarantors"), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as Trustee (as successor by merger to Wells Fargo Bank Minnesota, National Association, the "Trustee"), JPMORGAN CHASE BANK, N.A., a national banking association (successor to The Chase Manhattan Bank), as Registrar and Paying Agent, JPMORGAN CHASE BANK, N.A., LONDON BRANCH (successor to Chase Manhattan Bank, London Branch), as Transfer Agent, Calculation Agent and Paying Agent, J.P. MORGAN BANK LUXEMBOURG S.A. (successor to Chase Manhattan Bank Luxembourg S.A.), as Paying Agent, and J.P. MORGAN TRUST BANK (successor to Chase Trust Bank), as Principal Paying Agent, and is entered into by the Company, the Guarantors and the Trustee. Capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Indenture (as amended hereby).

      WHEREAS, the Company, Net Servicos de Comunicacao S.A. (formerly Globo Cabo S.A.) a sociedade anonima organized under the laws of Brazil ("Net Servicos"), certain Real Lenders (as defined therein) and certain Noteholders (as set forth on Schedule A hereto) have entered into to that certain Note
Exchange Agreement, dated as of [      ] (the "Exchange Agreement"), pursuant to
which such Noteholders will exchange their Notes for the consideration set forth in the Exchange Agreement;

      WHEREAS, pursuant to the Exchange Agreement, in exchange for the consideration given thereby, the Company has requested that the Noteholders party to the Exchange Agreement consent to the modification of certain covenants and other provisions of the Indenture prior to or simultaneously with the exchange of their Notes pursuant to the terms of the Exchange Agreement;

      WHEREAS, the entering into by the Trustee of this Fifth Supplemental Indenture requires, among other things, the consent of Noteholders holding not less than a majority in aggregate principal amount of the Outstanding Notes pursuant to Section 9.2 of the Indenture;

      WHEREAS, pursuant to Section 9.2 of the Indenture, each Noteholder set forth on Schedule A hereto (such Noteholders holding not less than a majority in aggregate

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principal amount of Outstanding Notes) consents to the amendments set forth herein and to the entry into and execution of this Fifth Supplemental Indenture by the Trustee on the date specified in an Officers' Certificate of the Company delivered to the Trustee following the satisfaction of the conditions set forth in Article IV of the Exchange Agreement; and

      WHEREAS, on August 1, 1999, all of Net Servicos' right, title and interest in TVC Do Parana Distribuidora de Sinais de Televisao Ltda. ("TVC Do Parana") was transfered, and, on such date, TVC Do Parana ceased to be (i) a Subsidiary of Net Servicos, and (ii) a Guarantor;

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the following conditions and limitations, the Company, the Guarantors and the Trustee hereby agree as follows:

      Section 1. Elimination of Definitions. Each definition set forth in
Section 1.1 of the Indenture and any capitalized term that (a) is not used in any provision of the Indenture other than the provisions listed in Sections 2, 3 and 4 hereof (such definitions, collectively, the "Exclusive Definitions"), and/or (b) is not used in any provision of the Indenture other than in the Exclusive Definitions, is hereby deleted in its entirety.

      Section 2. Amendments to Events of Default. Subsections (c), (d), (e),
(f), (g), (h), (i), (j) and (k) of Section 5.1 of the Indenture are hereby deleted in their entirety, and the phrase "[Intentionally Omitted]" is inserted in substitution therefor, and all references to such subsections are deleted in their entirety.

      Section 3. Amendment to Provisions on Merger, Consolidation, Etc.

      (a) Section 8.1 of the Indenture is hereby amended as follows:

            (i) clause (a) of the first paragraph of Section 8.1 is deleted in its entirety and the following is inserted in substitution therefor:

            "(a) the Company shall be the continuing Person or the resulting, surviving or transferee Person (in either case, the "surviving entity") shall be a company organized and validly existing under the laws of the Federative Republic of Brazil or any state or political subdivision thereof or of the United States of America or any state or political subdivision thereof;"

            (ii) clause (c) of the first paragraph of Section 8.1 is hereby deleted in its entirety, and the phrase "[Intentionally Omitted]" is inserted in substitution therefor, and all references to such clause are deleted in their entirety.

(b) Section 8.2 of the Indenture is hereby deleted in its entirety and the phrase "[Intentionally Omitted]" is inserted in substitution therefor, and all references to Section 8.2 are deleted in their entirety.

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      Section 4. Amendment to Covenants. Sections 10.1, 10.2, 10.3, 10.4, 10.5,
10.6, 10.7, 10.10, 10.14, 10.15, 10.16, 10.17, 10.18, 10.19 and 10.21 of the
Indenture are hereby deleted in their entirety and the phrase "[Intentionally Omitted]" is inserted in substitution therefor, and all references to such Sections are deleted in their entirety.

      Section 5. Amendment to Guarantee. Section 14.4 of the Indenture is hereby amended by inserting the following language immediately after the word "Concurrently" where it appears in the first line thereof:

            "with any consolidation or merger of a Guarantor or any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, in each case as permitted pursuant to the terms of this Indenture, such Guarantor shall be automatically and unconditionally released and discharged from all obligations under the Guarantee endorsed on the Notes and under this Article 14 without any further action required on the part of the Company, any Guarantor, the Trustee or any Noteholder. In addition, concurrently"

      Section 6. Ratification of Indenture; Fifth Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed by the parties hereto and all the terms, conditions and provisions thereof shall remain in full force and effect. This Fifth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Noteholder heretofore or hereafter authenticated and delivered shall be bound hereby.

      Section 7. Trustee Makes No Representation. The recitals contained herein shall be taken as statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Fifth Supplemental Indenture.

      Section 8. Separability. In case any provision in this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

      Section 10. Counterparts. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      Section 11. GOVERNING LAW. THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

      Section 12. Effectiveness of this Fifth Supplemental Indenture. The provisions of this Fifth Supplemental Indenture shall take effect on the date as of which (a) Noteholders holding not less than a majority in aggregate principal amount of Outstanding Notes have consented to the amendments set forth herein and (b) this Fifth Supplemental Indenture shall have been executed by all of the parties hereto.

               [Remainder of this page intentionally left blank.]

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      IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental
Indenture to be duly executed as of the day and year first above written.

NET SUL COMUNICACOES LTDA.

By:  __________________________________ Witness:
     Name:
     Title:

By:  __________________________________ Witness:
     Name:
     Title:

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[GUARANTORS]

By:  __________________________________ Witness:
     Name:
     Title:

By:  __________________________________ Witness:
     Name:
     Title:

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as successor by merger to Wells Fargo
   Bank Minnesota, National Association, as Trustee

By:  __________________________________ Witness:
     Name:
     Title:

                                        Witness:

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                                   Schedule A

Noteholders party to the Exchange Agreement, dated as of [        ], among the
Company, Net Servicos, the Real Lenders party thereto, and the following
Noteholders:

[List Noteholders]